SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: November 7, 2005

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-50548	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 Church Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On November 2, 2005 the Registrant approved the dismissal of Cherry, Bekaert & Holland, L.L.P. (“CBH”) as its independent accountants and approved the appointment of Yount, Hyde & Barbour, P.C. (“Yount, Hyde”) as the Registrant’s new independent accountants. The determination followed the Registrant’s decision to seek proposals from independent accountants to audit the Registrant’s financial statements for the fiscal year ending on December 31, 2006. The decision not to renew the engagement of CBH and to retain Yount, Hyde was approved by the Registrant’s Audit Committee.

CBH will serve as the independent accountant for all periods ending on or before December 31, 2005. Yount, Hyde will serve as the independent accountant for periods beginning on or after January 1, 2006.

In connection with the audits of each of the two fiscal years in the period ended December 31, 2004, and the subsequent interim period through November 2, 2005, there were no disagreements with CBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of CBH on the consolidated financial statements of the Registrant and subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has requested that CBH furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Exhibits

Exhibit No.	Exhibit Description
16	Cherry, Bekaert & Holland, L.L.P. letter to the Securities and Exchange Commission dated November 7, 2005

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 7, 2005	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
16	Cherry, Bekaert & Holland, L.L.P. letter to the Securities and Exchange Commission dated November 7, 2005